UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

April 21, 2010
Date of Report
(Date of earliest event reported)

CKX LANDS, INC.
(Exact name of registrant as specified in its charter)

Louisiana	1-31905	72-0144530
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

700 Pujo Street, Suite 200, Lake Charles, Louisiana	70601
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (337) 310-0547

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders was held on April 21, 2010.  The following matters were voted upon.

1.	To elect a Board of Directors to hold office until their successors are elected and qualified.

Shares voted on this matter are summarized as follows:  783,105 For, 3,475 Against, No Abstentions and 556,306 Broker Non-Vote.

The following table summarizes the vote tabulation for each nominee:

	Number of Shares
Nominee	For	Withheld

Joseph K. Cooper	783,005	3,575
Brian R. Jones	782,905	3,675
Charles D. Viccellio	771,105	15,475
Henry E. Blake	783,005	3,575
Elizabeth B. Hollins	771,005	15,575
Laura A. Leach	754,981	31,599
B. James Reaves, III	754,781	31,799
Mary W. Savoy	783,005	3,575
William Gray Stream	715,484	71,096
Mary Leach Werner	715,484	71,096

All nominees were elected to hold office until their successors are elected and qualified.

2.	To approve McElroy, Quirk and Burch APC as auditors for the 2010 fiscal year.

For	1,339,726
Against	2,510
Withheld	650
Abstentions	0
Broker Non-Vote	0

McElroy, Quirk and Burch APC were approved as auditors for the 2010 fiscal year.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CKX Lands, Inc.

Date: April 29, 2010	/s/Brian R. Jones
Brian R. Jones
Treasurer and Chief Financial Officer